FOR IMMEDIATE RELEASE
For more information, contact:
Richard L. Bergmark, + 1 713 328 2101
Fax: +1 713 328 2151

CORE LAB REPORTS Q1 2010 EPS OF $1.38;
EPS, NET INCOME, AND REVENUE SET FIRST QUARTER RECORDS;
FCF OF $2.40 PER SHARE SETS ALL-TIME QUARTERLY HIGH

AMSTERDAM (28 April 2010) - Core Laboratories N.V. (NYSE: "CLB") reported first quarter 2010 earnings per diluted share (EPS) of $1.38, an increase of 10% over the year-earlier total of $1.26.  First quarter 2010 net income increased 10% to $32,205,000, while year-over-year first quarter revenue increased 5% to $188,337,000.   These EPS, net income, and revenue figures were the highest first quarter totals ever reported by Core.  Free cash flow (FCF), defined as cash from operations minus capital expenditures, totaled an all-time quarterly record of $56,211,000, equal to $2.40 per diluted share.  The Company purchased 703,902 shares for $86,467,000 during the first quarter of 2010, and quarter-ending, year-over-year cash balances increased $65,732,000 to $138,768,000.

Operating income, also a record for any first quarter, increased to $51,413,000, a 10% increase over the year-earlier total. Operating margins, defined as operating income divided by revenue, were 27%, an increase of 100 basis points over year-ago first quarter margins.  Sequential first quarter 2010 incremental margins, defined as the change in operating income divided by the change in revenue, exceeded 50%.

As reported the previous two quarters, the Board of Supervisory Directors (the “Board”) of Core Laboratories N.V. has established an internal performance metric of achieving a return on invested capital (ROIC) in the top decile of the approximately 30 oilfield service companies listed as its Peers by Bloomberg Financial.  Based on Bloomberg’s calculations for the latest comparable data available, Core’s ROIC was the highest of the oilfield services Peer Group.  Moreover, Core’s ROIC was four times the Peer Group average and exceeded the Peer Group average ROIC by almost 22 percentage points.

Core’s strong first quarter results were due to better than expected performance from all three of its operating segments, particularly Production Enhancement and Reservoir Management.  Reservoir Description operations, which focus on international crude oil– related projects, continued to benefit from high levels of core analyses, reservoir fluids phase-behavior studies, and crude oil testing, inspection, distillation, assay, fractionation, and characterization projects from both South Atlantic offshore margins, North Africa, the Middle East ― including high-margin projects in both northern and southern Iraq ― and the Asia-Pacific regions.

Production Enhancement, with more exposure in North American markets, realized unprecedented demand for its ZeroWash®, SpectraChem®Plus+, and SpectraScan® fracture diagnostics technologies used to optimize complex multistage fracture-stimulation programs.  Acknowledging the superior effectiveness of using petrophysical and geological parameters rather than geometrical parameters, oil companies continue to combine Core’s measured petrophysical and rock mechanics data sets with the

Company’s proprietary and patented fracture diagnostics technologies to stimulate unconventional natural gas and oil shale reservoirs.

Reservoir Management operations, which continued to expand joint-industry projects in the Eagle Ford, Haynesville, and Marcellus shales and the Granite Wash tight gas sands, posted its second most profitable quarter in Company history.  Reservoir Management has also been requested by a number of oil companies to initiate additional joint-industry projects of the Montney Shale in Canada and the fractured and oil-prone Niobrara formation in the northern Denver-Julesburg and Powder River basins.

Segment Highlights

Core Laboratories reports results under three operating segments: Reservoir Description, Production Enhancement, and Reservoir Management.

Reservoir Description

Reservoir Description operations posted first quarter 2010 revenue of $104,093,000 and operating income of $25,084,000 yielding operating margins of 24%, equal to those posted in the year-earlier quarter.  During the quarter, large-scale core analyses and reservoir fluids phase-behavior studies continued for deepwater fields offshore West Africa and eastern Brazil and also for the Middle East and Asia-Pacific regions.

From offshore West Africa, core analyses projects were conducted for the Cuanza basin of Angola and the Tano and Liberian basins of Guinea and Liberia, respectively.  The measured petrophysical data sets were being used to determine reservoir quality and to plan further exploitation and development of both producing and recently discovered fields.  Reservoir fluids data sets from reservoirs offshore Brazil were being used to help determine initial hydrocarbon recovery rates and the economic value of the crude oil being produced from pre-salt and post-salt reservoirs.

The Company continues to conduct high-margin reservoir studies of reservoir rocks and fluids in the northern and southern regions of Iraq. In the north, Core is mostly working for independent companies developing fields around the super-giant Kirkuk oilfield.  Projects include both core analyses and reservoir fluids phase-behavior studies aimed at exploitation of recent discoveries.  In the south, Core is working for large multinationals that will be redeveloping the major and giant fields awarded in recent licensing rounds.  The key to success for the multinationals in these southern field projects will be to increase ultimate hydrocarbon recovery rates from relatively low levels by 3 to 5 percentage points over time. Continuing projects in Kuwait, Qatar, Saudi Arabia, and Oman are chiefly aimed at expanding production capacities.  Asia-Pacific projects included combinations of reservoir rock and fluids studies from various fields in Malaysia, Indonesia, China, India, and Australia.

Production Enhancement

Production Enhancement operations posted first quarter 2010 revenue that increased 9% over year-earlier quarterly totals to $68,844,000 and operating income that was up 14% year-over-year to $20,943,000.  Operating margins reached 30%, while year-over-year quarterly incremental margins exceeded 45%.

Production Enhancement realized unprecedented demand for its ZeroWash® and SpectraChem® Plus+ fracture diagnostics technologies used to optimize multistage fracture-stimulation programs.  Operating companies are combining proprietary core analyses data sets, including rock mechanics, and fracture diagnostics technologies provided by Core Lab to fracture and stimulate unconventional natural gas and oil shale reservoirs. Rock mechanics data from cored intervals yield information on how strata will react to differing hydraulic stress fields that can be applied to the reservoir during complex frac programs.  Fracture-stimulation programs based on measured petrophysical and geological data sets are proving to be much more effective than programs based on low-tech geometric designs.  Once a formation has been fracture-stimulated, Core’s SpectraScan® technology is being employed to determine which specific perforations did, or did not, have enough proppant injected to hold the producing formation open and permit hydrocarbon flow into the wellbore.

In addition, the Company’s patented and proprietary HEROTM High Efficiency Reservoir Optimization line of perforating charges and gun systems has increased market share in North American natural gas and oil shale reservoirs.  These low-debris, deep-penetrating charges and gun systems deliver higher initial hydrocarbon flows to the wellbore, but more importantly, they enable higher ultimate hydrocarbon recovery rates from natural gas and crude oil reservoirs.  Increased demand for HERO technology in Middle East and Asia-Pacific perforating markets added to strong first quarter results.

Reservoir Management

Reservoir Management operations produced its second most profitable quarter in Company history.  First quarter 2010 revenue increased to $15,400,000, up 16% from 2009 first quarter totals, and operating income increased 62% to $5,620,000.  Operating margins exceeded 36%.

In addition to expanding joint-industry projects evaluating the Eagle Ford, Haynesville, and Marcellus shales and the Granite Wash tight gas sands, the Company was requested by a number of oil companies to initiate joint-industry projects in the Montney shale in northeastern British Columbia and northwestern Alberta, Canada.  Prospective Montney shale and mudstone sections will be analyzed for geological, petrophysical, geochemical, and geomechanical properties.  The resultant data sets will be used to optimize completion and stimulation programs in the Montney, ranging from selection of the most effective perforating charges to optimizing geological and petrophysical modeling of multistage fracture-stimulation designs.  Current industry participants include EnCana, Devon, ConocoPhillips, Shell, Husky, Talisman, and Suncor, among others.  Core also was requested to initiate a joint-industry project in the fractured and oil-prone Niobrara formation, which is located in the northern sections of the Denver-Julesburg basin of Colorado and the Powder River basin in Wyoming.  Several established fields in the region already produce from the Niobrara, and the joint-industry project will help determine the lateral extent of the play.

Free Cash, Cash, Share Count, Share Repurchase, and Senior Exchangeable Notes

For the first quarter of 2010, Core generated approximately $62,366,000 in cash from operations and had $6,155,000 in capital expenditures, yielding a free cash flow of $56,211,000, or $2.40 per diluted share, the highest quarterly total ever reported by the Company.  Core concluded the first quarter of 2010 with $138,768,000 in cash balances, an increase of $65,732,000 over first quarter 2009 levels.

Due to continued increases in the Company’s share price, Core increased its GAAP-reported diluted share count during the first quarter 2010 because of its outstanding Senior Exchangeable Notes (the “Notes”), of which $239,000,000 remain outstanding. Core’s average share price for the first quarter 2010 was approximately $125.08, which exceeded the Notes’ conversion strike price of $92.49.  Therefore, a proportionate number of shares was added to the GAAP diluted share total for future settlement of the Notes, which mature in 2011.  Core added 686,469 shares to its diluted share count, which were more than offset by the 703,902 shares purchased for a total of $86,467,000, or an average price per share of $122.84, during the first quarter of 2010.  Core’s diluted share count at the end of the first quarter was 23,410,000.

The Senior Exchangeable Notes are now categorized on the balance sheet as current rather than long-term. This reclassification occurs in any quarter when Core Lab’s share price exceeds the conversion premium by 30% over 20 of the last 30 trading days of the previous quarter. Consequently, the noteholders, at their option, may exchange their Notes during the second quarter 2010.

Return On Invested Capital

As reported in the previous two quarters, the Company’s Board has established an internal performance metric of achieving an ROIC in the top decile of the approximately 30 oilfield service companies listed as Core’s Peers by Bloomberg Financial.  The Company and its Board believe that ROIC is a leading performance metric used by shareholders to determine the relative investment value of publicly traded companies.  Further, the Company and its Board believe its shareholders will benefit if Core consistently performs at the highest ROIC levels among its Bloomberg Peers.  According to the latest financial information from Bloomberg, Core Laboratories’ ROIC was the highest of any of the oilfield service companies listed in its Peer Group and was over four times the Peer Group average.   In addition, Core’s ROIC was almost 22 percentage points above the Peer Group average.  Several of the Peer companies failed to post ROIC that exceeded their weighted average cost of capital, thereby eroding capital and shareholder value.

Peer companies listed by Bloomberg include Halliburton, Dril-Quip, Superior Energy Services, Schlumberger, Tidewater, Carbo Ceramics, FMC Technologies, Baker Hughes, BJ Services, and Key Energy Services, among others.  Core will update oilfield services sector returns for the first quarter 2010 in its second quarter 2010 earnings release.

Proposed Stock Split

On 10 February 2010, Core’s Board approved a 2-for-1 stock split of Core’s issued common shares, pending shareholder approval of the proposal and all relevant amendments to the Company’s articles of association at the upcoming Annual Shareholder Meeting, scheduled for 10 June 2010.  The Board’s resolution approving the stock split projects a record date of 30 June 2010, and it is anticipated to be payable at the close of business on 8 July 2010.  The stock split will be effected by the issuance of one common share for each common share held.  After the stock split, if approved by the shareholders, Core will have approximately 48,000,000 diluted shares outstanding.  Core believes this action will eventually lead to increased trading volume of CLB shares, while increasing share liquidity.  Currently, the Company trades an average of approximately 210,000 shares per day on the NYSE.

Second Quarter 2010 Earnings Guidance

For the second quarter of 2010, Core expects revenue to range between $185,000,000 and $190,000,000, with EPS in the $1.39 to $1.44 range, tempered by seasonal conditions in Canada and the anticipated slowing of North American natural gas drilling and completion activities.  Using the Company’s outstanding diluted share count of 23,410,000 at the end of the first quarter of 2010,  EPS guidance of $1.39 to $1.44 corresponds to approximately $32,540,000 to $33,710,000 of net income.  Operating margins are expected to be approximately 28%, equaling the highest ever reported by Core, with year-over-year quarterly incremental margins of up to approximately 35%.

This second quarter guidance excludes any gains or losses that may originate from the repurchase of outstanding debt, any effects of foreign currency translations, and assumes an effective tax rate between 31% and 32%.  In addition, second quarter guidance does not consider shares that may be repurchased by the Company or shares that may be added to the share count relative to amounts outstanding on Core’s Senior Exchangeable Notes and warrants

Adjustment to Senior Exchangeable Notes Exchange Rate

The dividends described herein will result in an adjustment to the Exchange Rate on our Senior Exchangeable Notes.  The new exchange rate will be 10.8217 per $1,000 principal amount of the outstanding notes and is effective 28 April 2010.

The Company has scheduled a conference call to discuss Core’s first quarter 2010 earnings announcement.  The call will begin at 7:30 a.m. CDT on Thursday, 29 April 2010. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance.  The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law.  The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2009 Form 10-K filed on 19 February 2010, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.  The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release.

# # #

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	31 March 2010	31 March 2009

REVENUES	$188,337	$178,876

OPERATING EXPENSES:
Costs of services and sales	125,588	116,032
General and administrative expenses	6,380	9,274
Depreciation and amortization	5,754	5,708
Other expense, net	(798)	1,243
	136,924	132,257

OPERATING INCOME	51,413	46,619
INTEREST EXPENSE	4,059	3,800

INCOME BEFORE INCOME TAX EXPENSE	47,354	42,819
INCOME TAX EXPENSE	15,068	13,580
NET INCOME	32,286	29,239
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	81	47
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$32,205	$29,192

Diluted Earnings Per Share:	$1.38	$1.26

WEIGHTED AVERAGE DILUTED COMMON
SHARES OUTSTANDING	23,410	23,210

SEGMENT INFORMATION:

Revenues:
Reservoir Description	$104,093	$102,523
Production Enhancement	68,844	63,100
Reservoir Management	15,400	13,253
Total	$188,337	$178,876

Operating income:
Reservoir Description	$25,084	$24,752
Production Enhancement	20,943	18,324
Reservoir Management	5,620	3,478
Corporate and other	(234)	65
Total	$51,413	$46,619

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(amounts in thousands)

ASSETS:	31 March 2010	31 December 2009
	(Unaudited)
Cash and Cash Equivalents	$138,768	$181,045
Accounts Receivable, net	130,986	133,758
Inventory	32,652	32,184
Other Current Assets	33,371	43,550
Total Current Assets	335,777	390,537

Property, Plant and Equipment, net	99,668	98,784
Intangibles, Goodwill and Other Long Term Assets, net	178,705	168,845
Total Assets	$614,150	$658,166

LIABILITIES AND EQUITY:

Short-Term Debt	$212,915	$-
Accounts Payable	36,526	33,009
Other Current Liabilities	79,368	73,399
Total Current Liabilities	328,809	106,408

Long-Term Debt	-	209,112
Other Long-Term Liabilities	58,628	60,888
Total Equity	226,713	281,758
Total Liabilities and Equity	$614,150	$658,166

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
(amounts in thousands)
(Unaudited)

Three Months Ended
31 March 2010

CASH FLOWS FROM OPERATING ACTIVITIES	$62,366

CASH FLOWS FROM INVESTING ACTIVITIES	$(15,614)

CASH FLOWS FROM FINANCING ACTIVITIES	$(89,029)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(42,277)
CASH AND CASH EQUIVALENTS, beginning of period	181,045
CASH AND CASH EQUIVALENTS, end of period	$138,768

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow
(amounts in thousands, except per share data)
(Unaudited)

Three Months
Ended
31 March 2010

Net cash provided by operating activities	$62,366
Less: capital expenditures	(6,155)
Free cash flow	$56,211

Weighted average diluted common shares	23,410

Free cash flow per diluted share	$2.40

###